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                      SEWARD & KISSEL
                  One Battery Park Plaza
                 New York, New York 10004

               Telephone No: (212) 574-1200
               Facsimile No: (212) 480-8421






                                  December 30, 1996





Alliance Multi-Market Strategy Trust, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         We have acted as counsel for Alliance Multi-Market
Strategy Trust, Inc., a Maryland corporation (the
"Company"), in connection with the registration of an additional 8,174,014 shares of common stock, par value $.001 per share, of the Company under the Securities Act of 1933, as amended (the "Act").

         As counsel for the Company, we have participated in the preparation of Post-Effective Amendment No. 16 to the Company's Registration Statement on Form N-1A under the Act (File No. 33-39350) relating to such additional shares and have examined and relied upon corporate records of the Company and other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion set forth below.

         Based on that examination we are of the opinion that the 8,174,014 additional shares of common stock of the Company being registered by Post-Effective Amendment No. 16 to the Company's Registration Statement are duly authorized and unissued shares, and when such shares have been duly sold, issued and paid for as contemplated in the Company's Prospectus forming a part of its Registration Statement under the Act, such shares will have been validly and legally issued (assuming that none of such shares is sold at





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Alliance Multi-Market        -2-           December 30, 1996
  Strategy Trust, Inc.

a time when such sale would cause the Company to have outstanding more than the number of shares of common stock authorized to be issued by the Company's Articles of Incorporation) and will be fully paid and non-assessable shares of common stock of the Company under the laws of the State of Maryland (assuming that the sale price of each share is not less than the par value thereof).

         Our opinion above stated is expressed as members of the bar of the State of New York.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to above-referenced Post-Effective Amendment No. 16 to the
Company's Registration Statement.


                                  Very truly yours,



                                  /s/ Seward & Kissel




























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